Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-111702 and No. 333-73320) and the Registration Statements on Form S-8 (No. 333-34130, No. 333-37638, No. 333-71336 and No. 333-107895) of ON Semiconductor Corporation of the following reports, all of which appear in this Form 10-K/A:

•	Our report dated February 2, 2004 relating to the financial statement schedule of ON Semiconductor Corporation;

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 and the third paragraph of Note 11 for which the date is February 9, 2004, relating to the consolidated financial statements of ON Semiconductor Corporation;

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of SCG (China) Holding Corporation (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of ON Semiconductor Trading Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of SCG Malaysia Holdings Sdn. Bhd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation); and,

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the financial statements of SCG Philippines, Incorporated (an indirect wholly-owned subsidiary of ON Semiconductor Corporation).

Phoenix, Arizona

March 19, 2004